Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Tiffany Louder, (214) 310-8407
Media: Dan Gugler, (310) 226-2645
Korn Ferry Announces Fourth Quarter and Full Year FY'23
Results of Operations
Highlights
▪Korn Ferry reports Q4 FY'23 fee revenue of $730.9 million, an increase of 1% (up 3% on a constant currency basis) compared to Q4 FY’22 and full year FY'23 fee revenue of $2,835.4 million, an increase of 8% (up 12% on a constant currency basis) compared to FY'22.
▪Net income attributable to Korn Ferry for the fourth quarter and full year of FY'23 was $47.5 million and $209.5 million, respectively, while diluted and adjusted diluted earnings per share were $0.91 and $1.01 in Q4 FY'23, and were $3.95 and $4.94 for the full year, respectively.
▪Operating income and Adjusted EBITDA were $72.6 million (operating margin of 9.9%) and $97.9 million (Adjusted EBITDA margin of 13.4%), respectively, in Q4 FY'23, while full year amounts were $316.3 million (operating margin of 11.2%) and $457.3 million (Adjusted EBITDA margin of 16.1%), respectively.
▪The Company repurchased 255,000 shares of stock during the quarter for $13.4 million and paid dividends of $8.0 million.
▪On June 26, 2023, the Company increased its regular quarterly cash dividend by 20% to $0.18 per share, which is payable on July 31, 2023 to stockholders of record on July 7, 2023.
▪For the full year the Company continued to maintain its balanced approach to capital allocation by investing $254.8 million in acquisitions, investing $61.0 million in cap-ex primarily related to the Digital business and corporate infrastructure, spending $18.5 million on debt service costs, and returning $93.9 million and $33.0 million to shareholders in the form of share repurchases and dividends, respectively.

Los Angeles, CA, June 27, 2023 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced fourth quarter and annual fee revenue of $730.9 million and $2,835.4 million, respectively. In addition, fourth quarter diluted earnings per share was $0.91 and adjusted diluted earnings per share was $1.01.
“During fiscal year 2023 our fee revenue reached an all-time high of $2.84 billion, up 8% at actual, 12% constant currency. The story of this period though is really about the success of our diversification strategy, set forth over the past few years, which has created new revenue streams and offerings, as clearly evidenced by our clients and in our results,” said Gary D. Burnison, CEO, Korn Ferry.
“In FY’23 we added a completely new capability – an interim and transition management business with more than $400 million of annual revenue on a run rate basis,” added Burnison. “Additionally, the Consulting and Digital businesses have never been more relevant as our clients increasingly seek transformation, growth and profitability.
“With a world immersed in Generative AI, Korn Ferry will continue to invest not only in these technologies, but also in advancing our proprietary data, assessment instruments and knowledge as these will be the ultimate differentiators.”

Selected Financial Results
(dollars in millions, except per share amounts) (a)

	Fourth Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Fee revenue	$730.9	$721.1	$2,835.4	$2,626.7
Total revenue	$738.1	$727.0	$2,863.8	$2,643.5
Operating income	$72.6	$138.8	$316.3	$470.1
Operating margin	9.9%	19.2%	11.2%	17.9%
Net income attributable to Korn Ferry	$47.5	$91.7	$209.5	$326.4
Basic earnings per share	$0.91	$1.71	$3.98	$6.04
Diluted earnings per share	$0.91	$1.70	$3.95	$5.98

Adjusted Results (b):	Fourth Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Adjusted EBITDA	$97.9	$144.4	$457.3	$538.9
Adjusted EBITDA margin	13.4%	20.0%	16.1%	20.5%
Adjusted net income attributable to Korn Ferry	$53.0	$94.4	$262.2	$340.1
Adjusted basic earnings per share	$1.02	$1.77	$4.98	$6.30
Adjusted diluted earnings per share	$1.01	$1.75	$4.94	$6.23
______________________
(a)Numbers may not total due to rounding.
(b)Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and net restructuring charges when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Integration/acquisition costs	$5.5	$3.6	$14.9	$7.9
Impairment of fixed assets	$—	$—	$4.4	$1.9
Impairment of right of use assets	$—	$—	$5.5	$7.4
Restructuring charges, net	$1.4	$—	$42.6	$—
Fiscal 2023 Fourth Quarter Results
The Company reported fee revenue in Q4 FY'23 of $730.9 million, an increase of 1% (up 3% on a constant currency basis) compared to Q4 FY’22. Fee revenue increased primarily due to an increase in the Interim portion of Professional Search & Interim, resulting from the acquisitions of Patina, Infinity Consulting Solutions and Salo (collectively, the "acquisitions"). This was partially offset by decreases in Executive Search, the Permanent Placement portion of Professional Search & Interim and RPO mainly due to a decline in demand driven by global economic factors.
Operating margin was 9.9% in Q4 FY'23, compared to 19.2% in the year-ago quarter. Adjusted EBITDA margin was 13.4% in Q4 FY'23, compared to 20.0% in the year-ago quarter. Net income attributable to Korn Ferry was $47.5 million in Q4 FY'23, compared to $91.7 million in Q4 FY’22 and Adjusted EBITDA was $97.9 million in Q4 FY'23, compared to $144.4 million in Q4 FY’22.
Operating margin and Adjusted EBITDA margin decreased primarily due to a change in fee revenue mix, with fee revenue decreasing in Executive Search and Permanent Placement, which have higher margins, and being replaced with fee revenue in Interim that has lower margins, but is more resilient to economic factors and in line with our strategy.
Fiscal 2023 Full Year Results
The Company reported fee revenue in FY'23 of $2,835.4 million, an increase of 8% (up 12% on a constant currency basis) compared to FY'22. Fee revenue increased in all lines of business except Executive Search which was down about 6% compared to FY22 mainly due to a decline in demand driven by global economic factors. The acquisitions included in Professional Search & Interim segment were a significant factor in the increase in fee revenue compared to FY22.

Operating margin was 11.2% in FY’23, compared to 17.9% in FY'22. Adjusted EBITDA margin was 16.1% in FY'23 compared to 20.5% in FY'22. Net income attributable to Korn Ferry was $209.5 million in FY'23 as compared to $326.4 million in FY’22 and Adjusted EBITDA was $457.3 million in FY’23 as compared to $538.9 million in FY’22.
Operating margin decreased primarily due to a change in fee revenue mix, with a decrease in fee revenue in Executive Search and Permanent Placement, which have higher margins, and being replaced with fee revenue in Interim that has lower margins, but is more resilient to economic factors and in line with our strategy and was also impacted by an increase in restructuring charges, net recorded in FY'23.
The decline in Adjusted EBITDA margin was primarily due to the change in fee revenue mix discussed above.

Results by Line of Business
Selected Consulting Data
(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Fee revenue	$175.3	$173.9	$677.0	$650.2
Total revenue	$178.0	$175.6	$687.0	$654.2

Ending number of consultants and execution staff (b)	1,853	1,841	1,853	1,841
Hours worked in thousands (c)	450	471	1,790	1,766
Average bill rate (d)	$390	$369	$378	$368

Adjusted Results (e):	Fourth Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Adjusted EBITDA	$24.6	$30.7	$108.5	$116.1
Adjusted EBITDA margin	14.0%	17.6%	16.0%	17.9%
______________________
(a)Numbers may not total due to rounding.
(b)Represents number of employees originating, delivering and executing consulting services.
(c)The number of hours worked by consultant and execution staff during the period.
(d)The amount of fee revenue divided by the number of hours worked by consultants and execution staff.
(e)Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Impairment of fixed assets	$—	$—	$2.8	$0.3
Impairment of right of use assets	$—	$—	$3.1	$2.5
Restructuring charges, net	$0.8	$—	$11.6	$—
Fee revenue was $175.3 million in Q4 FY'23 compared to $173.9 million in Q4 FY’22, an increase of $1.4 million or 1% (up 3% on a constant currency basis). Consulting saw growth in our core solution Organizational Strategy, partially offset by a decline in fee revenue from Leadership Development.
Adjusted EBITDA was $24.6 million in Q4 FY'23 with an Adjusted EBITDA margin of 14.0% compared to Adjusted EBITDA of $30.7 million with an associated margin of 17.6% in the year-ago quarter. This decrease in Adjusted EBITDA resulted primarily from an increase in compensation and benefits expense due to higher performance-related bonus expense, partially offset by an increase in fee revenue.

Selected Digital Data
(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Fee revenue	$91.5	$89.5	$354.7	$349.0
Total revenue	$91.5	$89.5	$355.0	$349.4

Ending number of consultants	347	305	347	305
Subscription & License fee revenue	$31.6	$29.1	$119.7	$108.7

Adjusted Results (b):	Fourth Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Adjusted EBITDA	$23.6	$27.7	$97.5	$110.1
Adjusted EBITDA margin	25.8%	31.0%	27.5%	31.5%
______________________
(a)Numbers may not total due to rounding.
(b)Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Impairment of fixed assets	$—	$—	$1.5	$0.2
Impairment of right of use assets	$—	$—	$1.7	$1.3
Restructuring charges, net	$—	$—	$2.9	$—
Fee revenue was $91.5 million in Q4 FY'23 compared to $89.5 million in Q4 FY’22, an increase of $2.0 million or 2% (up 5% on a constant currency basis). The accumulation of sales of subscriptions in fiscal 2023 has created year-over-year growth in subscription based revenue with increases in both sales effectiveness and total rewards tools.
Adjusted EBITDA was $23.6 million in Q4 FY'23 with an Adjusted EBITDA margin of 25.8% compared to $27.7 million and 31.0%, respectively, in the year-ago quarter. The decrease in Adjusted EBITDA and Adjusted EBITDA margin resulted from an increase in compensation and benefits primarily due to an increase in average headcount compared to the year-ago quarter, partially offset by an increase in fee revenue discussed above.

Selected Executive Search Data(a)
(dollars in millions) (b)

	Fourth Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Fee revenue	$212.6	$244.2	$875.8	$935.6
Total revenue	$214.6	$245.7	$883.3	$939.9

Ending number of consultants	602	587	602	587
Average number of consultants	609	584	594	555
Engagements billed	3,772	4,417	10,091	11,085
New engagements (c)	1,508	1,851	6,343	7,213

Adjusted Results (d):	Fourth Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Adjusted EBITDA	$42.7	$64.2	$205.8	$257.6
Adjusted EBITDA margin	20.1%	26.3%	23.5%	27.5%
______________________
(a)Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.
(b)Numbers may not total due to rounding.
(c)Represents new engagements opened in the respective period.
(d)Executive Search Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that adjust for the following:

	Fourth Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Impairment of fixed assets	$—	$—	$—	$0.1
Impairment of right of use assets	$—	$—	$—	$0.9
Restructuring charges, net	$0.6	$—	$20.1	$—

Fee revenue was $212.6 million and $244.2 million in Q4 FY'23 and Q4 FY’22, respectively, a year-over-year decrease of 13% (down 11% on a constant currency basis). Fee revenue saw a decline in all regions of Executive Search as a result of a 15% decrease in the number of engagements billed, partially offset by a 4% increase in weighted-average fee billed per engagement (calculated using local currency).
Adjusted EBITDA was $42.7 million in Q4 FY'23 with an Adjusted EBITDA margin of 20.1% compared to Adjusted EBITDA of $64.2 million and an Adjusted EBITDA margin of 26.3%, respectively, in the year-ago quarter. The decrease in Adjusted EBITDA was primarily due to the decrease in fee revenue discussed above, partially offset by a decrease in performance-related bonus expense.

Selected Professional Search & Interim Data(a)
(dollars in millions) (b)

	Fourth Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Fee revenue	$151.7	$100.7	$503.4	$297.1
Total revenue	$152.6	$101.1	$507.1	$298.0

Permanent Placement:
Fee revenue	$62.5	$81.5	$281.1	$262.9
Engagements billed (c)	2,304	2,892	7,435	6,633
New engagements (d)	1,364	1,904	6,486	5,633
Ending number of consultants (e)	401	479	401	479
Interim: (started in Q3 FY'22)
Fee revenue	$89.2	$19.2	$222.3	$34.2
Average bill rate (f)	$124	$104	$115	$98
Average weekly billable consultants (g)	1,683	406	1,079	388

Adjusted Results (h):	Fourth Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Adjusted EBITDA	$27.3	$33.4	$110.9	$106.0
Adjusted EBITDA margin	18.0%	33.2%	22.0%	35.7%
_____________________
(a)In the first quarter of fiscal 2023, the Company changed the composition of its global segments. Professional Search & Interim segment represents the single hire to multi hire permanent placement and interim business that was previously included in the RPO & Professional Search segment. Segment data for Q4 FY’22 and year to date FY'22 has been recast to reflect the division of the RPO & Professional Search segment into the RPO segment and Professional Search & Interim segment.
(b)Numbers may not total due to rounding.
(c)Represents engagements billed for professional search.
(d)Represents new engagements opened for professional search in the respective period.
(e)Represents number of employees originating professional search.
(f)Fee revenue from interim divided by the number of hours worked by consultants.
(g)The number of billable consultants based on a weekly average in the respective period.
(h)Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Impairment of fixed assets	$—	$—	$0.1	$0.9
Impairment of right of use assets	$—	$—	$0.6	$1.4
Integration/acquisition costs	$4.3	$2.3	$11.0	$3.7
Restructuring charges, net	$—	$—	$4.8	$—
Fee revenue was $151.7 million in Q4 FY'23, an increase of $51.0 million or 51% (up 52% on a constant currency basis), compared to the year-ago quarter. The increase in fee revenue was mainly driven by the acquisitions, partially offset by a decrease in Permanent Placement fee revenue.
Adjusted EBITDA was $27.3 million in Q4 FY'23 with an Adjusted EBITDA margin of 18.0% compared to $33.4 million and 33.2%, respectively, in the year-ago quarter. The decrease in Adjusted EBITDA margin was primarily due to a change in the revenue mix with decreases in Permanent Placement fee revenue being more than offset by an increase in fee revenue from Interim due to the acquisitions, which have lower margins but are more resilient to economic factors and in line with our strategy.

Selected RPO Data(a)
(dollars in millions) (b)

	Fourth Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Fee revenue	$99.8	$112.8	$424.6	$394.8
Total revenue	$101.4	$115.0	$431.5	$401.9

Remaining revenue under contract(c)	$776.7	$776.8	$776.7	$776.8
RPO new business(d)	$115.1	$212.7	$597.8	$597.1

Adjusted Results (e):	Fourth Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Adjusted EBITDA	$9.0	$17.4	$52.6	$59.1
Adjusted EBITDA margin	9.0%	15.4%	12.4%	15.0%
______________________
(a)In the first quarter of fiscal 2023, the Company changed the composition of its global segments. RPO segment represents the recruitment outsourcing business that was previously included in the RPO & Professional Search segment. Segment data for Q4 FY’22 and year to date FY'22 has been recast to reflect the division of the RPO & Professional Search segment into a RPO segment and Professional Search & Interim segment.
(b)Numbers may not total due to rounding.
(c)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(d)Estimated total value of a contract at the point of execution of the contract.
(e)Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Impairment of fixed assets	$—	$—	$—	$0.4
Impairment of right of use assets	$—	$—	$0.1	$1.2
Restructuring charges, net	$—	$—	$3.1	$—

Fee revenue was $99.8 million in Q4 FY'23, a decrease of $13.0 million or 12% (down 9% on a constant currency basis), compared to the year-ago quarter. RPO fee revenue decreased due to a decline in demand driven by global economic factors.
Adjusted EBITDA was $9.0 million in Q4 FY'23 with an Adjusted EBITDA margin of 9.0% compared to $17.4 million and 15.4%, respectively, in the year-ago quarter. The decrease in Adjusted EBITDA was primarily due to the decrease in fee revenue, partially offset by a decrease in compensation and benefits expense.

Outlook
Assuming no new major pandemic related lockdowns or further changes in worldwide geopolitical conditions, economic conditions, financial markets or foreign exchange rates, on a consolidated basis:
▪Q1 FY’24 fee revenue is expected to be in the range of $668 million and $698 million; and
▪Q1 FY’24 diluted earnings per share is expected to range between $0.78 to $0.95.
On a consolidated adjusted basis:
▪Q1 FY’24 adjusted diluted earnings per share is expected to be in the range from $0.84 to $1.00.

	Q1 FY’24 Earnings Per Share Outlook
	Low	High

Consolidated diluted earnings per share	$0.78	$0.95
Integration/acquisition costs	0.09	0.07
Tax rate Impact	(0.03)	(0.02)
Consolidated adjusted diluted earnings per share(1)	$0.84	$1.00
______________________
(1)Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.
Earnings Conference Call Webcast
The earnings conference call will be held today at 12:00 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek, SVP Business Development & Analytics Gregg Kvochak and VP Investor Relations Tiffany Louder. The conference call will be webcast and available online at ir.kornferry.com. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry
Korn Ferry is a global organizational consulting firm. We help clients synchronize strategy and talent to drive superior performance. We work with organizations to design their structures, roles, and responsibilities. We help them hire the right people to bring their strategy to life. And we advise them on how to reward, develop, and motivate their people. Visit kornferry.com for more information.
Forward-Looking Statements
Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, including statements relating to expected demand for our products and services, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to the ultimate magnitude and duration of any pandemic or outbreaks, and related restrictions and operational requirements that apply to our business and the businesses of our clients, and any related negative impacts on our business, employees, customers and our ability to provide services in affected regions, global and local political or economic developments in or affecting countries where we have operations, including concerns regarding a potential recession, inflation, interest rates, tax rates, and economic uncertainty, competition, changes in demand for our services as a result of automation, the dependence on and costs of attracting and retaining qualified and experienced consultants, dislocation in the labor markets and increasing competition for highly skilled workers, our ability to maintain relationships with customers and suppliers and retain key employees, maintaining our brand name and professional reputation, impact of inflationary pressures on our profitability, potential legal liability and regulatory developments, the portability of client relationships, consolidation of the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to environmental, social and governance matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, the utilization and billing rates of our consultants, dependence on third parties for the execution of critical functions, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, treaties, or regulations on our business and our company, impairment of goodwill and other intangible assets, deferred tax assets that we may not be able to use, our indebtedness, expansion of social media platforms, seasonality, ability to effect acquisition and integrate acquired businesses, including Infinity Consulting Solutions and Salo and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:
•Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges net of income tax effect;
•Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges net of income tax effect;
•Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period; and
•Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges when applicable, and Consolidated and Executive Search Adjusted EBITDA margin.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Professional Search & Interim business, 2) impairment of fixed assets associated with the decision to terminate and sublease some of our offices, 3) impairment of right of use assets due to the decision to terminate and sublease some of our offices and 4) Restructuring charges, net to realign workforce with the Company's business needs and objectives. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results. Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.
[Tables attached]

KORN FERRY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended April 30,		Year Ended April 30,
	2023	2022	2023	2022

	(unaudited)
Fee revenue	$730,874	$721,139	$2,835,408	$2,626,718
Reimbursed out-of-pocket engagement expenses	7,250	5,864	28,428	16,737
Total revenue	738,124	727,003	2,863,836	2,643,455

Compensation and benefits	491,429	467,706	1,901,203	1,741,452
General and administrative expenses	66,130	62,129	268,458	237,272
Reimbursed expenses	7,250	5,864	28,428	16,737
Cost of services	81,347	36,411	238,499	114,399
Depreciation and amortization	17,976	16,140	68,335	63,521
Restructuring charges, net	1,411	—	42,573	—
Total operating expenses	665,543	588,250	2,547,496	2,173,381

Operating income	72,581	138,753	316,340	470,074
Other income (loss), net	437	(14,116)	5,261	(11,880)
Interest expense, net	(5,776)	(6,473)	(25,864)	(25,293)
Income before provision for income taxes	67,242	118,164	295,737	432,901
Income tax provision	19,108	25,105	82,683	102,056
Net income	48,134	93,059	213,054	330,845
Net income attributable to noncontrolling interest	(640)	(1,395)	(3,525)	(4,485)
Net income attributable to Korn Ferry	$47,494	$91,664	$209,529	$326,360

Earnings per common share attributable to Korn Ferry:
Basic	$0.91	$1.71	$3.98	$6.04
Diluted	$0.91	$1.70	$3.95	$5.98

Weighted-average common shares outstanding:
Basic	51,009	52,352	51,482	52,807
Diluted	51,234	52,834	51,883	53,401

Cash dividends declared per share:	$0.15	$0.12	$0.60	$0.48

KORN FERRY AND SUBSIDIARIES
FINANCIAL SUMMARY BY REPORTING SEGMENT
(dollars in thousands)
(unaudited)

	Three Months Ended April 30,			Year Ended April 30,
	2023	2022	% Change	2023	2022	% Change

Fee revenue:
Consulting	$175,270	$173,944	0.8%	$677,001	$650,204	4.1%
Digital	91,490	89,521	2.2%	354,651	349,025	1.6%
Executive Search:
North America	135,300	156,232	(13.4)%	562,139	605,704	(7.2%)
EMEA	46,353	49,502	(6.4)%	187,014	182,192	2.6%
Asia Pacific	23,188	30,211	(23.2)%	95,598	118,596	(19.4%)
Latin America	7,764	8,254	(5.9)%	31,047	29,069	6.8%
Total Executive Search (a)	212,605	244,199	(12.9)%	875,798	935,561	(6.4%)
Professional Search & Interim	151,725	100,685	50.7%	503,395	297,096	69.4%
RPO	99,784	112,790	(11.5)%	424,563	394,832	7.5%
Total fee revenue	730,874	721,139	1.3%	2,835,408	2,626,718	7.9%
Reimbursed out-of-pocket engagement expenses	7,250	5,864	23.6%	28,428	16,737	69.9%
Total revenue	$738,124	$727,003	1.5%	$2,863,836	$2,643,455	8.3%
(a)Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	April 30, 2023	April 30, 2022

ASSETS
Cash and cash equivalents	$844,024	$978,070
Marketable securities	44,837	57,244
Receivables due from clients, net of allowance for doubtful accounts of $44,377 and $36,384 at April 30, 2023 and 2022, respectively	569,601	590,260
Income taxes and other receivables	67,512	31,884
Unearned compensation	63,476	60,749
Prepaid expenses and other assets	49,219	41,763
Total current assets	1,638,669	1,759,970

Marketable securities, non-current	179,040	175,783
Property and equipment, net	161,876	138,172
Operating lease right-of-use assets, net	142,690	167,734
Cash surrender value of company-owned life insurance policies, net of loans	197,998	183,308
Deferred income taxes	102,057	84,712
Goodwill	909,491	725,592
Intangible assets, net	114,426	89,770
Unearned compensation, non-current	103,607	118,238
Investments and other assets	24,590	21,267
Total assets	$3,574,444	$3,464,546

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$53,386	$50,932
Income taxes payable	19,969	34,450
Compensation and benefits payable	532,934	547,826
Operating lease liability, current	45,821	48,609
Other accrued liabilities	324,150	302,408
Total current liabilities	976,260	984,225

Deferred compensation and other retirement plans	396,534	357,175
Operating lease liability, non-current	119,220	151,212
Long-term debt	396,194	395,477
Deferred tax liabilities	5,352	2,715
Other liabilities	27,879	24,153
Total liabilities	1,921,439	1,914,957

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 76,693 and 75,409 shares issued and 52,269 and 53,190 shares outstanding at April 30, 2023 and 2022, respectively	429,754	502,008
Retained earnings	1,311,081	1,134,523
Accumulated other comprehensive loss, net	(92,764)	(92,185)
Total Korn Ferry stockholders' equity	1,648,071	1,544,346
Noncontrolling interest	4,934	5,243
Total stockholders' equity	1,653,005	1,549,589
Total liabilities and stockholders' equity	$3,574,444	$3,464,546

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2023	2022	2023	2022

Net income attributable to Korn Ferry	$47,494	$91,664	$209,529	$326,360
Net income attributable to non-controlling interest	640	1,395	3,525	4,485
Net income	48,134	93,059	213,054	330,845
Income tax provision	19,108	25,105	82,683	102,056
Income before provision for income taxes	67,242	118,164	295,737	432,901
Other (income) loss, net	(437)	14,116	(5,261)	11,880
Interest expense, net	5,776	6,473	25,864	25,293
Operating income	72,581	138,753	316,340	470,074
Depreciation and amortization	17,976	16,140	68,335	63,521
Other income (loss), net	437	(14,116)	5,261	(11,880)
Integration/acquisition costs (1)	5,450	3,608	14,922	7,906
Impairment of fixed assets (2)	—	—	4,375	1,915
Impairment of right of use assets (3)	—	—	5,471	7,392
Restructuring charges, net (4)	1,411	—	42,573	—
Adjusted EBITDA	$97,855	$144,385	$457,277	$538,928

Operating margin	9.9%	19.2%	11.2%	17.9%
Depreciation and amortization	2.5%	2.2%	2.4%	2.4%
Other income (loss), net	0.1%	(1.9)%	0.2%	(0.5)%
Integration/acquisition costs (1)	0.7%	0.5%	0.5%	0.3%
Impairment of fixed assets (2)	—	—	0.1%	0.1%
Impairment of right of use assets (3)	—	—	0.2%	0.3%
Restructuring charges, net (4)	0.2%	—	1.5%	—
Adjusted EBITDA margin	13.4%	20.0%	16.1%	20.5%

Net income attributable to Korn Ferry	$47,494	$91,664	$209,529	$326,360
Integration/acquisition costs (1)	5,450	3,608	14,922	7,906
Impairment of fixed assets (2)	—	—	4,375	1,915
Impairment of right of use assets (3)	—	—	5,471	7,392
Restructuring charges, net (4)	1,411	—	42,573	—
Tax effect on the adjusted items (5)	(1,309)	(844)	(14,719)	(3,476)
Adjusted net income attributable to Korn Ferry	$53,046	$94,428	$262,151	$340,097

Basic earnings per common share	$0.91	$1.71	$3.98	$6.04
Integration/acquisition costs (1)	0.11	0.08	0.29	0.15
Impairment of fixed assets (2)	—	—	0.08	0.04
Impairment of right of use assets (3)	—	—	0.10	0.14
Restructuring charges, net (4)	0.03	—	0.82	—
Tax effect on the adjusted items (5)	(0.03)	(0.02)	(0.29)	(0.07)
Adjusted basic earnings per share	$1.02	$1.77	$4.98	$6.30

Diluted earnings per common share	$0.91	$1.70	$3.95	$5.98
Integration/acquisition costs (1)	0.10	0.07	0.28	0.15
Impairment of fixed assets (2)	—	—	0.08	0.03
Impairment of right of use assets (3)	—	—	0.10	0.14
Restructuring charges, net (4)	0.03	—	0.82	—
Tax effect on the adjusted items (5)	(0.03)	(0.02)	(0.29)	(0.07)
Adjusted diluted earnings per share	$1.01	$1.75	$4.94	$6.23
Explanation of Non-GAAP Adjustments
(1)Costs associated with current and previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(2)Costs associated with impairment of fixed assets (i.e. leasehold improvements) due to terminating and deciding to sublease some of our office leases.
(3)Costs associated with impairment of right-of-use assets due to terminating and deciding to sublease some of our office leases.
(4)Restructuring charges we incurred to realign workforce with business needs and objectives due to shifts in global trade lanes and persistent inflationary pressures.
(5)Tax effect on integration/acquisition costs, impairment of fixed assets and right of use assets, and restructuring charges, net.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(unaudited)

	Three Months Ended April 30,
	2023				2022
	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

	(dollars in thousands)
Consulting	$175,270	$177,985	$24,558	14.0%	$173,944	$175,636	$30,650	17.6%
Digital	91,490	91,488	23,603	25.8%	89,521	89,543	27,720	31.0%
Executive Search:
North America	135,300	136,926	28,686	21.2%	156,232	157,422	43,676	28.0%
EMEA	46,353	46,671	6,803	14.7%	49,502	49,786	8,476	17.1%
Asia Pacific	23,188	23,287	5,499	23.7%	30,211	30,258	9,133	30.2%
Latin America	7,764	7,765	1,684	21.7%	8,254	8,258	2,885	35.0%
Total Executive Search	212,605	214,649	42,672	20.1%	244,199	245,724	64,170	26.3%
Professional Search & Interim	151,725	152,628	27,292	18.0%	100,685	101,143	33,407	33.2%
RPO	99,784	101,374	9,026	9.0%	112,790	114,957	17,400	15.4%
Corporate	—	—	(29,296)		—	—	(28,962)
Consolidated	$730,874	$738,124	$97,855	13.4%	$721,139	$727,003	$144,385	20.0%

	Years Ended April 30,
	2023				2022
	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

	(dollars in thousands)
Consulting	$677,001	$686,979	$108,502	16.0%	$650,204	$654,199	$116,108	17.9%
Digital	354,651	354,967	97,458	27.5%	349,025	349,437	110,050	31.5%
Executive Search:
North America	562,139	568,212	140,850	25.1%	605,704	609,258	181,615	30.0%
EMEA	187,014	188,114	31,380	16.8%	182,192	182,866	31,804	17.5%
Asia Pacific	95,598	95,956	24,222	25.3%	118,596	118,705	35,105	29.6%
Latin America	31,047	31,054	9,370	30.2%	29,069	29,079	9,089	31.3%
Total Executive Search	875,798	883,336	205,822	23.5%	935,561	939,908	257,613	27.5%
Professional Search & Interim	503,395	507,058	110,879	22.0%	297,096	297,974	106,015	35.7%
RPO	424,563	431,496	52,588	12.4%	394,832	401,937	59,126	15.0%
Corporate	—	—	(117,972)		—	—	(109,984)
Consolidated	$2,835,408	$2,863,836	$457,277	16.1%	$2,626,718	$2,643,455	$538,928	20.5%